Exhibit 23.3


Consent of Independent Certified Public Accountants



The Board of Directors
Bedford Property Investors, Inc.:

We consent to the use of our report dated February 14, 1995 (relating to the consolidated financial statements of Bedford Property
Investors, Inc.) included herein and to the reference to our firm under the heading "Experts" in the prospectus.




San Francisco, California             KPMG Peat Marwick LLP
February 9, 1996

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                                 Exhibit 23.4


              Consent of Independent Certified Public Accountants


The Board of Directors
Bedford Property Investors, Inc.:

We consent to the use of our reports dated October 11, 1995, November 10, 1995, December 8, 1995 and January 26, 1996 (relating to the historical summaries of gross income and direct operating expenses of 350 East Plumeria Drive, the Landsing Pacific Portfolio, 6600 College Boulevard and 3002 Dow Business Center, respectively) included herein and to the reference to our firm under the heading "Experts" in the prospectus.


San Francisco, California             KPMG Peat Marwick LLP
February 9, 1996